UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 24, 2007
Date of Report
(Date of earliest event reported)
SMITH INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8514 (Commission File Number)	95-3822631 (I.R.S. Employer Identification No.)
411 N. Sam Houston Parkway, Suite 600
Houston, Texas
(Address of principal executive offices)
77060
(Zip Code)
(281) 443-3370
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 24, 2007, the stockholders of Smith International, Inc. (the “Company”) approved the second amended and restated 1989 Long-Term Incentive Compensation Plan (the “Plan”). The Plan had previously been approved by the Company’s Board of Directors on December 6, 2006, subject to stockholder approval. The Plan allows for the award to directors and employees, including officers, of stock options, stock appreciation rights, restricted stock awards, performance-based restricted stock awards and other stock awards, including restricted stock units and performance-based restricted stock units. The Plan was amended to merge the Smith International, Inc. Stock Plan for Outside Directors with the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan and to add advisory directors as a class of participants. In addition, certain technical and administrative amendments were made to the Plan. A copy of the Plan is attached hereto as Exhibit 10.1.
Item 9.01.     Financial Statements and Exhibits
     (c)     Exhibits.

Exhibit No.	Exhibit

10.1	Smith International, Inc. Second Amended and Restated 1989 Long-Term Incentive Compensation Plan, effective January 1, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH INTERNATIONAL, INC.
Date: May 1, 2007	/s/ RICHARD E. CHANDLER, JR.
By: Richard E. Chandler, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Smith International, Inc. Second Amended and Restated 1989 Long-Term Incentive Compensation Plan, effective January 1, 2005.